Solo Brands Reports Strong Second Quarter Results
Raises Full Year 2023 Adjusted EBITDA Margin Guidance

Grapevine, Texas, August 3, 2023: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced its financial results for the three and six month periods ended June 30, 2023.
Second Quarter 2023 Highlights Compared to Second Quarter 2022
•Net sales of $130.9 million, down $5.1 million or 3.7%
•Net income of $11.5 million, up $31.4 million or 157.9%
•Income (loss) per Class A common stock - basic and diluted of $0.12, up $0.31
•Adjusted net income(1) of $17.9 million, up $0.5 million or 3.0%
•Adjusted EBITDA(1) of $25.0 million, up $1.3 million or 5.6%
•Adjusted EPS(1) of $0.22 per diluted share, down $0.18
First Six Months 2023 Highlights Compared to First Six Months 2022
•Net sales of $219.1 million, up $0.9 million or 0.4%
•Net income of $12.4 million, up $35.6 million or 153.9%
•Income (loss) per Class A common stock - basic and diluted of $0.13, up 14.7%
•Net cash provided by operating activities of $51.8 million, up $63.7 million or 534.8%
•Free cash flow(1) of $48.3 million, up $64.8 million or 393.0%
•Adjusted net income(1) of $28.2 million, down $0.2 million or 0.7%
•Adjusted EBITDA(1) of $40.4 million, up $2.7 million or 7.2%
•Adjusted EPS(1) of $0.38 per diluted share, down $0.21

“Our second quarter results reflect our focus on profitability, which resulted in an expansion of our adjusted EBITDA margin to 19.1%. Our omni-channel approach to our business enabled us to lean into the strong momentum we were seeing through our wholesale channel as our brand awareness continues to grow,” said John Merris, CEO of Solo Brands. “Although consumers continue to be selective in choosing which brands they shop, we remain focused on the customer experience and product innovation to help us deliver in this environment.”

Operating Results for the Three Months Ended June 30, 2023

Net sales decreased 3.7% to $130.9 million compared to $136.0 million in the second quarter of 2022. Continued expansion of the wholesale network led to an increase in wholesale channel revenue, offset by a decrease in our direct-to-consumer channel revenue driven by a product mix shift, including products and accessories launched in the second half of 2022 and increased volume for apparel products, along with decreased digital marketing spend.
•Wholesale revenues increased 57.0% to $31.3 million compared to $19.9 million in the second quarter of 2022.
•Direct-to-consumer revenues decreased 14.2% to $99.7 million compared to $116.1 million in the second quarter of 2022.

Gross profit decreased 4.2% to $83.1 million compared to $86.7 million in the second quarter of 2022 primarily due to the decrease in net sales, without a corresponding decrease in cost of goods sold. Adjusted gross profit(1) decreased 6.0% to $83.1 million compared to $88.4 million in the same period of the prior year, reflecting the impact of purchase accounting adjustments related to acquired businesses. Gross margin decreased 0.3% to 63.4% when compared to the same period of the prior year.

Selling, general and administrative (SG&A) expenses decreased 8.2% to $63.5 million compared to $69.2 million in the second quarter of 2022. The decrease was driven by a $6.8 million decrease in variable costs, partially offset by $1.2 million of higher fixed costs. The variable cost decrease was primarily due to lower marketing and distribution expenses. The fixed cost increase was primarily due to increases in rent as a result of the addition of new store fronts and warehouse locations.

Impairment charges fully decreased from $30.6 million in the second quarter of 2022, of which $27.9 million related to goodwill for the Company’s ISLE reporting unit and $2.7 million related to the ISLE trademark intangible. No impairment charges were recorded during the second quarter of 2023.

Other operating expenses increased $1.3 million primarily due to increases in transaction-related and acquisition expenses of $1.0 million and $0.8 million, respectively, as a result of a secondary offering completed in May 2023 and increased acquisition activity, compared to a nominal amount of transaction-related and acquisition expenses in the same period of the prior year. These increases were partially offset by a $0.5 million decrease in management transition costs.

Income (loss) per Class A common stock basic and diluted per share was $0.12 for the second quarter of 2023 compared to $(0.19) for the second quarter of 2022.

Adjusted EPS(1) was $0.22 per diluted share for the second quarter of 2023 compared to $0.40 for the second quarter of 2022.

Operating Results for the Six Months Ended June 30, 2023

Net sales increased 0.4% to $219.1 million compared to $218.2 million in the prior year. The increase was primarily driven by strength with our key strategic retailers and continued market penetration within the wholesale channel, offset by a decrease in our direct-to-consumer channel revenue driven by a product mix shift, including products and accessories launched in the second half of 2022 and increased volume for apparel products, along with decreased digital marketing spend.
•Wholesale revenues increased 54.5% to $64.7 million compared to $41.9 million in the prior year.
•Direct-to-consumer revenues decreased 12.4% to $154.4 million compared to $176.3 million in the prior year.

Gross profit increased 1.4% to $137.5 million compared to $135.5 million in the prior year primarily due to the decrease in cost of goods sold. Adjusted gross profit(1) decreased 4.1% to $137.5 million compared to $143.3 million in the prior year, reflecting the impact of purchase accounting adjustments related to acquired businesses. Gross margin increased 0.6% to 62.7% when compared to the same period of the prior year.

Selling, general and administrative (SG&A) expenses decreased 5.8% to $108.1 million compared to $114.8 million in the prior year period. The decrease was driven by a $12.2 million decrease in variable costs, partially offset by $5.5 million of higher fixed costs. The variable cost decrease was primarily due to lower marketing and distribution expenses. The fixed cost increase was due to increases in employee costs as a result of equity-based compensation, bonus expense and severance, increases in rent as a result of the addition of new store fronts and warehouse locations and increases in professional services.

Impairment charges fully decreased from $30.6 million, of which $27.9 million related to goodwill for the Company’s ISLE reporting unit and $2.7 million related to the ISLE trademark intangible. No impairment charges were recorded during the six months ended June 30, 2023.

Other operating expenses increased $1.2 million primarily due to increases in transaction-related and acquisition expenses of $1.1 million and $0.7 million, respectively, as a result of a secondary offering completed in May 2023 and increased acquisition activity, compared to a nominal amount of transaction-related and acquisition expenses in the same period of the prior year. These increases were partially offset by a $0.5 million decrease in management transition costs.

Income (loss) per Class A common stock basic and diluted per share was $0.13 compared to $(0.22) in the prior year.

Adjusted EPS(1) was $0.38 per diluted share compared to $0.59 in the prior year.

Balance Sheet

Cash and cash equivalents were $60.6 million at June 30, 2023 compared to $23.3 million at December 31, 2022.

Outstanding borrowings were $50.0 million under the Revolving Credit Facility, and $93.8 million under the Term Loan Agreement as of June 30, 2023. The borrowing capacity on the Revolving Credit Facility was $350.0 million as of June 30, 2023, leaving $300.0 million of availability.

Inventory was $113.7 million at June 30, 2023 compared to $133.0 million at December 31, 2022. The decrease in inventory is due to prudent inventory management resulting in lower replenishments following the peak season in the fourth quarter.

Full Year 2023 Guidance

As demonstrated in our first half results, the focus on driving profitable growth, along with continued momentum in wholesale, has enabled us to deliver on revenue while seeing strength on adjusted EBITDA margin. We reiterate a revenue range of $520 to $540 million with the most likely outcome at the midpoint of the range at $530 million. While we are reiterating our revenue guidance, we are raising our adjusted EBITDA margin target from 16.5% to 17.5% to 17% to 18% for the full year.

The Company’s full year 2023 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA margin to forecasted GAAP net income (loss) margin as a percent of net sales, respectively, within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. With respect to GAAP net income (loss) margin, these items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

(1) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Conference Call Details

A conference call to discuss the Company's second quarter 2023 results is scheduled for August 3, 2023, at 8:30 a.m. ET. To participate, please dial 833-470-1428 or +1 909-526-1599 for international callers, conference ID 400642. The conference call will also be webcast live at https://investors.solobrands.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658 for international callers, conference ID 323820. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.solobrands.com where it will remain available for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through an omni-channel distribution model that leverages e-commerce, strategic wholesale relationships and physical retail stores, Solo Brands offers innovative products to consumers through four lifestyle brands – Solo Stove, known for its firepits, stoves, and accessories, Chubbies, a premium casual apparel and activewear brand, Oru Kayak, innovator of origami folding kayaks, ISLE, maker of inflatable and hard paddle boards and accessories.

Contact

Bruce Williams
Investors@solobrands.com
332-242-4303

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations of achieving long-term profitability and our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2023. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or pandemics; risks associated with our international operations; and problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per unit data)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net sales	$130,927	$136,019	$219,134	$218,222
Cost of goods sold	47,856	49,343	81,660	82,693
Gross profit	83,071	86,676	137,474	135,529
Operating expenses
Selling, general & administrative expenses	63,524	69,166	108,146	114,810
Depreciation and amortization expenses	6,349	6,043	12,527	11,978
Impairment charges	—	30,589	—	30,589
Other operating expenses	2,132	820	2,537	1,320
Total operating expenses	72,005	106,618	123,210	158,697
Income (loss) from operations	11,066	(19,942)	14,264	(23,168)
Non-operating (income) expense
Interest expense, net	2,490	1,237	4,776	2,033
Other non-operating (income) expense	(5,546)	513	(5,878)	604
Total non-operating (income) expense	(3,056)	1,750	(1,102)	2,637
Income (loss) before income taxes	14,122	(21,692)	15,366	(25,805)
Income tax expense (benefit)	2,608	(1,819)	2,919	(2,697)
Net income (loss)	11,514	(19,873)	12,447	(23,108)
Less: net income (loss) attributable to non-controlling interests	4,090	(7,834)	4,099	(9,034)
Net income (loss) attributable to Solo Brands, Inc.	$7,424	$(12,039)	$8,348	$(14,074)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$108	$46	$121	$70
Comprehensive income (loss)	11,622	(19,827)	12,568	(23,038)
Less: other comprehensive income (loss) attributable to non-controlling interests	39	15	43	23
Less: net income (loss) attributable to non-controlling interests	4,090	(7,834)	4,099	(9,034)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$7,493	$(12,008)	$8,426	$(14,027)

Income (loss) per Class A common stock
Basic	$0.12	$(0.19)	$0.13	$(0.22)
Diluted	$0.12	$(0.19)	$0.13	$(0.22)

Weighted-average Class A common stock outstanding
Basic	63,620	$63,416	63,143	$63,408
Diluted	64,081	$63,416	63,291	$63,408

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$60,603	$23,293
Accounts receivable, net of allowance for doubtful accounts of $1.7 million and $1.5 million	24,072	26,176
Inventory	113,657	132,990
Prepaid expenses and other current assets	13,365	12,639
Total current assets	211,697	195,098
Non-current assets
Property and equipment, net	20,704	15,166
Intangible assets, net	229,979	234,632
Goodwill	384,896	382,658
Other non-current assets	33,890	34,793
Total non-current assets	669,469	667,249
Total assets	$881,166	$862,347

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$13,870	$11,783
Accrued expenses and other current liabilities	45,643	43,377
Deferred revenue	3,725	6,848
Current portion of long-term debt	5,000	5,000
Total current liabilities	68,238	67,008
Non-current liabilities
Long-term debt, net	136,313	108,383
Deferred tax liability	60,549	82,621
Other non-current liabilities	32,921	29,338
Total non-current liabilities	229,783	220,342

Commitments and contingencies (Note 1)

Equity
Class A common stock, par value $0.001 per share; 469,394,491 shares authorized, 58,301,929 shares issued and outstanding; 475,000,000 shares authorized, 63,651,051 issued and outstanding	58	64
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 32,609,758 shares issued and outstanding; 50,000,000 shares authorized, 32,157,983 issued and outstanding	33	32
Additional paid-in capital	353,380	358,118
Retained earnings (accumulated deficit)	5,960	5,746
Accumulated other comprehensive income (loss)	(312)	(499)
Treasury stock	(486)	(35)
Equity attributable to the controlling interest	358,633	363,426
Equity attributable to non-controlling interests	224,512	211,571
Total equity	583,145	574,997
Total liabilities and equity	$881,166	$862,347

SOLO BRANDS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(In thousands)	June 30, 2023	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12,447	$(23,108)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Amortization of intangible assets	10,518	10,478
Equity-based compensation	9,750	8,887
Operating lease right-of-use assets expense	3,982	3,030
Depreciation	2,369	1,500
Deferred income taxes	(661)	(5,497)
Changes in accounts receivable reserves	650	433
Other adjustments	476	421
Impairment charges	—	30,589
Changes in assets and liabilities
Accounts receivable	1,901	(1,879)
Inventory	20,692	(26,244)
Prepaid expenses and other current assets	(682)	(4,487)
Other non-current assets and liabilities	(4,118)	(3,213)
Accounts payable	1,174	2,059
Deferred revenue	(3,125)	477
Accrued expenses and other current liabilities	(3,578)	(5,358)
Net cash (used in) provided by operating activities	51,795	(11,912)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,466)	(4,582)
Acquisitions, net of cash acquired	(5,421)	(774)
Net cash (used in) provided by investing activities	(8,887)	(5,356)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	35,000	25,000
Repayments of long-term debt	(7,500)	(1,250)
Common stock repurchase	(28,479)	—
Distributions to non-controlling interests	(4,964)	(4,984)
Stock issued under employee stock purchase plan	106	246
Taxes paid related to net share settlement of equity awards	52	—
Net cash (used in) provided by financing activities	(5,785)	19,012
Effect of exchange rate changes on cash	187	(117)
Net change in cash and cash equivalents	37,310	1,627
Cash and cash equivalents balance, beginning of period	23,293	25,101
Cash and cash equivalents balance, end of period	$60,603	$26,728

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted EPS, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.
None of these non-GAAP measures is a measurement of financial performance under GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with GAAP and are not indicative of net income (loss) from continuing operations as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.
In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We calculate adjusted gross profit as gross profit excluding the recognition of the fair value write-ups of inventory as a result of the Oru, ISLE, and Chubbies acquisitions. We calculate adjusted gross profit margin as adjusted gross profit divided by net sales.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, less capital expenditures.
Adjusted Net Income

We calculate adjusted net income as net income (loss) excluding amortization of intangible assets; impairment charges; equity-based compensation expense; the following costs that are expected to be non-recurring in nature: tax refunds, transaction costs, acquisition-related costs, implementation costs, management transition costs, severance expense, inventory fair value write-ups, business optimization expenses and business expansion expenses; and the tax impact of these adjusting items.

Adjusted EPS

We calculate adjusted EPS as adjusted net income, as defined above, divided by weighted average diluted shares as calculated under U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses, impairment charges, equity-based compensation expense, and the following costs that are expected to be non-recurring in nature: tax refunds, transaction costs, acquisition-related costs, implementation costs, management transition costs, severance expense, inventory fair value write-ups, business optimization expenses and business expansion expenses. We calculate adjusted EBITDA margin as adjusted EBITDA divided by net sales.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands except per share amounts)
The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
Gross profit	$83,071	$86,676	$137,474	$135,529
Inventory fair value write-up(1)	—	1,708	—	7,813
Adjusted gross profit	$83,071	$88,384	$137,474	$143,342

Gross profit margin (Gross profit as a % of net sales)	63.4%	63.7%	62.7%	62.1%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	63.4%	65.0%	62.7%	65.7%

(1) Represents the fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 acquisitions.

The following table reconciles net cash (used in) provided by operating activities to free cash flow for the periods presented:

	Six Months Ended June 30,
(dollars in thousands)	2023	2022
Net cash (used in) provided by operating activities	$51,795	$(11,912)
Capital expenditures	(3,466)	(4,582)
Free cash flow	$48,329	$(16,494)

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$11,514	$(19,873)	$12,447	$(23,108)
Amortization expense	5,265	5,229	10,519	10,487
Impairment charges(1)	—	30,589	—	30,589
Equity-based compensation expense(2)	5,008	4,450	9,802	8,887
Tax refunds(3)	(5,121)	—	(5,121)	—
Transaction costs(4)	998	95	1,281	221
Acquisition-related costs(5)	846	480	846	901
Implementation costs(6)	246	—	246	—
Management transition costs(7)	43	541	166	664
Severance expense	9	—	486	—
Inventory fair value write-ups(8)	—	1,708	—	7,813
Business optimization expense(9))	—	142	—	225
Business expansion expense(10)	—	73	—	148
Tax impact of adjusting items(11)	(932)	(6,085)	(2,455)	(8,424)
Adjusted net income	$17,876	$17,349	$28,217	$28,403
Adjusted EPS	$0.22	$0.40	$0.38	$0.59

(amounts per share)
Income (loss) per Class A common stock - diluted (GAAP)	$0.12	$(0.19)	$0.13	$(0.22)
Net income per Class A common share earned by controlling members prior to the Reorganization Transactions	—	—	—	—
Income (loss) per Class A common share - adjusted	0.12	(0.19)	0.13	(0.22)
Amortization expense	0.08	0.08	0.17	0.17
Impairment charges(1)	—	0.48	—	0.48
Equity-based compensation expense(2)	0.08	0.07	0.16	0.14
Tax refunds(3)	(0.08)	—	(0.08)	—
Transaction costs(4)	0.02	—	0.02	—
Acquisition-related costs(5)	0.01	0.01	0.01	0.01
Implementation costs(6)	—	—	—	—
Management transition costs(7)	—	0.01	—	0.01
Severance expense	—	—	0.01	—
Inventory fair value write-ups(8)	—	0.03	—	0.12
Business optimization expense(9)	—	—	—	—
Business expansion expense(10)	—	—	—	—
Tax impact of adjusting items(11)	(0.01)	(0.10)	(0.04)	(0.13)
Adjusted EPS(12)	$0.22	$0.40	$0.38	$0.59

Weighted-average Class A common stock outstanding - basic	63,620	63,416	63,143	63,408
Weighted-average Class A common stock outstanding - diluted	64,081	63,416	63,291	63,408

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$11,514	$(19,873)	$12,447	$(23,108)
Interest expense	2,490	1,237	4,776	2,033
Income tax (benefit) expense	2,608	(1,819)	2,919	(2,697)
Depreciation and amortization expense	6,349	6,043	12,527	11,978
Impairment charges(1)	—	30,589	—	30,589
Equity-based compensation expense(2)	5,008	4,450	9,802	8,887
Tax refunds(3)	(5,121)	—	(5,121)	—
Transaction costs(4)	998	95	1,281	221
Acquisition-related costs(5)	846	480	846	901
Implementation costs(6)	246	—	246	—
Management transition costs(7)	43	541	166	664
Severance expense	9	—	486	—
Inventory fair value write-ups(8)	—	1,708	—	7,813
Business optimization expense(9)	—	142	—	225
Business expansion expense(10)	—	73	—	148
Adjusted EBITDA	$24,990	$23,666	$40,375	$37,654

Net income (loss) margin (Net income (loss) as a % of net sales)	8.8%	(14.6)%	5.7%	(10.6)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	19.1%	17.4%	18.4%	17.3%
(1) Represents trademark and goodwill impairments recorded during the three months ended June 30, 2022.
(2) Represents employee compensation expense associated with equity-based awards. This includes expense associated with the incentive unit awards as well as awards issued on and subsequent to the IPO including options, restricted stock units and performance stock units.
(3) Represents a one-time tax refund related to COVID-19 era benefits.
(4) Represents transaction costs primarily related to professional service fees incurred in connection with the secondary offering and S-3 registration statement in the current periods and in connection with the IPO in the comparative periods.
(5) Represents expenses that are associated with acquisition activities, including financial diligence and legal fees.
(6) Represents consulting fees related to the Company’s preparation for compliance with Section 404(b) of the Sarbanes-Oxley Act and enterprise performance management software implementation.
(7) Represents costs primarily related to recruiting senior level management, including a new CFO.
(8) Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 acquisitions.
(9) Represents various start-up and transition costs, including warehouse optimization charges associated with our new global headquarters infrastructure and with new and expanded distribution facilities in Texas, Pennsylvania, and the Netherlands.
(10) Represents costs for expansion into new international and domestic markets.
(11) Represents the tax impact of adjustments calculated at the federal statutory rate of 21% less the portion of the tax impact of the adjustments attributable to noncontrolling interests.
(12) Adjusted earnings per share (“Adjusted EPS”) is calculated independently for each component and, as such, the total of such components may not sum to adjusted EPS due to rounding.